Contact: Barbara B. Lucas
                                             Senior Vice President -
                                             Public Affairs
                                             410-716-2980

                                             Mark M. Rothleitner
                                             Vice President - Investor Relations
                                             and Treasurer
                                             410-716-3979

FOR IMMEDIATE RELEASE:  Friday, January 3, 2003

Subject: Black & Decker Affirms Comfort with Consensus Earnings Estimates for Fourth Quarter 2002

Towson, MD - The Black & Decker Corporation (NYSE: BDK) today announced that it expects recurring diluted earnings per share will meet or exceed analysts' consensus estimates of $1.01 for the fourth quarter and $3.19 for the full year 2002. Nolan D. Archibald, Chairman and Chief Executive Officer, commented, "We expect to deliver excellent operating profit improvement on low single-digit sales growth for the fourth quarter, as we had anticipated. As a result, we are comfortable with the consensus earnings estimate for the fourth quarter." The Corporation will release details regarding its fourth quarter 2002 results and the outlook for 2003 on Thursday, January 30, 2003.

     This  release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the "Forward-Looking Statements" sections in Black & Decker's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and the Quarterly Report on Form 10-Q for the quarter ended September 29, 2002.

     Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.
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